Exhibit 99.2

Operating Results Scorecard

As of December 31, 2010

	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10	Q2-10	Q3-10	Q4-10	2010
Revenue (millions)
US	$40.0	$41.8	$47.3	$51.7	$180.8	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7	$43.4	$40.8	$38.7	$167.7
Canada	24.6	23.7	21.6	21.0	90.9	19.2	19.2	18.8	19.1	76.3	18.1	16.4	15.2	14.3	64.0
Offshore	—	—	0.1	0.6	0.6	2.2	2.0	3.2	4.6	11.9	4.6	7.8	9.6	11.7	33.7
Company Total	$64.6	$65.5	$68.9	$73.4	$272.3	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4	$67.7	$65.6	$64.7	$265.4

Gross Profit (millions)
US	$8.0	$6.2	$7.5	$8.7	$30.5	$8.8	$10.1	$9.8	$7.7	$36.3	$6.8	$6.6	$6.2	$5.4	$25.0
Canada	1.5	2.1	1.2	0.2	4.9	1.7	3.3	3.4	3.1	11.9	1.6	1.6	0.8	0.2	4.1
Offshore	n/a	n/a	(0.5)	(0.9)	(1.4)	0.2	(0.2)	0.2	1.0	0.9	(1.2)	(0.5)	(0.4)	0.7	(1.4)
Company Total	$9.5	$8.3	$8.2	$8.0	$34.0	$10.7	$13.1	$13.5	$11.8	$49.1	$7.1	$7.6	$6.6	$6.3	$27.7

Gross Profit %
US	20.0%	14.9%	15.8%	16.9%	16.9%	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%	15.2%	15.1%	14.0%	14.9%
Canada	5.9%	8.7%	5.8%	0.8%	5.4%	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%	9.6%	5.5%	1.2%	6.5%
Offshore	n/a	n/a	-976.9%	-148.8%	-215.3%	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%	-6.7%	-3.9%	6.1%	-4.1%
Company Total	14.7%	12.7%	11.9%	10.9%	12.5%	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%	11.3%	10.1%	9.7%	10.4%

FTE* - Quarterly Average
US	3,272	3,428	3,775	4,282	3,692	4,293	4,344	4,047	4,017	4,173	3,740	3,513	3,281	3,222	3,466
Canada	2,077	1,982	1,842	1,734	1,908	1,613	1,502	1,490	1,510	1,528	1,492	1,375	1,262	1,194	1,328
Offshore	—	—	5	76	20	216	277	449	613	390	664	1,261	1,562	2,089	1,390
Company Total	5,349	5,410	5,622	6,092	5,620	6,122	6,123	5,986	6,140	6,091	5,896	6,149	6,105	6,505	6,184

Number of Agent Seats- End of Period**
US	5,449	5,449	5,778	5,687	5,687	5,276	5,276	5,276	5,276	5,276	4,810	4,589	4,589	4,545	4,652
Canada	3,026	3,026	2,968	2,968	2,968	2,359	2,359	2,359	2,359	2,359	2,359	1,987	1,987	1,982	2,078
Offshore	—	—	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,178	3,162	3,655	3,655	2,917
Company Total	8,475	8,475	9,846	9,755	9,755	8,735	8,735	8,735	8,735	8,735	8,347	9,738	10,231	10,182	9,647

Number of Sites- End of Period
US	14	14	14	13	13	13	13	13	13	13	11	11	11	10	10
Canada	6	6	6	6	6	5	5	5	5	5	5	4	4	3	3
Offshore	—	—	1	1	1	1	1	1	1	1	2	3	3	3	3
Company Total	20	20	21	20	20	19	19	19	19	19	18	18	18	16	16

Utilization %
US	60%	63%	65%	75%	66%	81%	82%	77%	76%	79%	78%	77%	71%	71%	75%
Canada	69%	65%	62%	58%	64%	68%	64%	63%	64%	65%	63%	69%	64%	60%	64%
Offshore	n/a	n/a	0%	7%	4%	20%	25%	41%	56%	35%	56%	40%	43%	57%	48%
Company Total	63%	64%	57%	62%	62%	70%	70%	69%	70%	70%	71%	63%	60%	64%	64%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.
(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)
** Seats are pro-rated for the days the site was open or closed during the quarter.